As filed with the Securities and Exchange Commission on July 13, 1998.
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            OSICOM TECHNOLOGIES, INC.
             (exact name of registrant as specified in its charter)

                           New Jersey 3672 22-2367234
          (State or other (Primary Standard Industrial (I.R.S. Employer jurisdiction of Classification Code Number) Identification No.)
                                  incorporation
                                or organization)

                           2800 28th Street, Suite 100
                         Santa Monica, California 90405
                                 (310) 581-4030
          (Address, including zip code, and telephone number, including area code, of registrant's principal offices)

                                   PAR CHADHA
                             Chief Executive Officer
                            Osicom Technologies, Inc.
                           2800 28th Street, Suite 100
                         Santa Monica, California 90405
                                 (310) 581-4030
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             W. RAYMOND FELTON, ESQ.
                Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP
                            Metro Corporate Campus I
                              Post Office Box 5600
                          Woodbridge, New Jersey 07095
                                 (732) 549-5600

              Approximate date of commencement of proposed sale to
           the public: As soon as practicable after this Registration
                          Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.

         If any of the securities being registered on this Form are to be offered on a delay or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. :

                                          CALCULATION OF REGISTRATION FEE



                                                     Proposed Proposed
                                                     Maximum  Maximum
                                     Amount          Offering          Aggregate       Amount of
Title of each Class of               to be           Price per         Offering       Registration
Securities to be Registered         Registered1      Share2            Price2             Fee


Common Stock, par
  value $.10 per share              4,417,798        $3.4375           $15,186,181        $4,479.92


--------------------------

     1 Includes an indeterminate number of shares of Common Stock issuable (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions and (ii) by reason of changes in the conversion price of the Company's Series C Convertible Preferred Stock pursuant to Rule 416 under the Securities Act of 1933, as amended.

     2 Estimated pursuant to Rule 457 based upon the closing price of the Common Stock on July 8, 1998 as reported on The Nasdaq Small Cap Market solely for the purpose of computing the registration fee.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            OSICOM TECHNOLOGIES, INC.
                              Cross Reference Sheet

                    Form S-3 Item No. and Prospectus Caption


1. Forepart of the Registration
   Statement and Outside Front
   Cover Page of Prospectus                   Outside Front Cover Page

2. Inside Front and Outside Back
   Cover Pages of Prospectus                  Inside Front Cover; Outside Back
                                              Cover Page

3. Summary Information, Risk Factors
   and Ratio of Earnings to Fixed Charges     Prospectus The Company; Risk
                                              Factors

4. Use of Proceeds                            Use of Proceeds

5. Determination of Offering Price            Not Applicable

6. Dilution                                   Shares Eligible for Future Sale;
                                              Potential Dilution

7. Selling Security Holders                   Selling Shareholders

8. Plan of Distribution                       Outside Front Cover Page; Plan of
                                              Distribution

9.Description of Securities
  to be Registered                            Not Applicable

10. Interest of Named Experts
    and Counsel                               Not Applicable

11. Material Changes                          Not Applicable

12. Incorporation of Certain Information
    by Reference                              Incorporation of Certain Documents
                                              by Reference

13. Disclosure of Commission                  Position  on   Indemnification
                                              for Securities Act Liabilities
                                              Indemnification

                   SUBJECT TO COMPLETION, DATED JULY 13 , 1998

                                   PROSPECTUS

                                4,417,798 SHARES

                            OSICOM TECHNOLOGIES, INC.

                                  COMMON STOCK

     This Prospectus relates to an aggregate of 4,417,798 shares of Common Stock, par value $.10 per share (the "Shares") of Osicom Technologies, Inc., a New Jersey corporation "Osicom"or the "Company"), which may be offered and sold hereby from time to time by certain holders thereof ("Selling Shareholders"). The Shares are issuable pursuant to the terms of the Company's Series C Convertible Preferred Stock (the "Series C Preferred Stock"), which the Selling Shareholders acquired from the Company in May 1998. The number of Shares issuable upon conversion of the Series C Preferred Stock is presently indeterminate and will depend on the trading price of the Shares during the period prior to conversion. The number of Shares registered for resale hereunder has been calculated based on an assumed conversion price of $2.535, and the Company is registering for resale hereunder 140% of the number of Shares issuable upon conversion of the Series C Preferred Stock based on such assumed price. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Prospectus also relates to such additional number of Shares as may become issuable (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions and (ii) by reason of changes in the conversion price of the Series C Preferred Stock. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. See "Selling Shareholders" and "Plan of Distribution." All expenses incurred in connection with this offering are being borne by the Selling Shareholders.

     The Company has been advised by the Selling Shareholders that there are presently no underwriting arrangements with respect to the sale of the Shares, however, such arrangements may exist in the future, and that the Selling Shareholders may sell the Shares to or through broker-dealers from time to time in the over-the-counter market at then prevailing prices, or in privately negotiated transactions or otherwise, and that usual and customary brokerage fees and commissions may be paid by the Selling Shareholders in connection therewith. See "Selling Shareholders" and "Plan of Distribution."

     The Company's Common Stock is quoted on the Nasdaq Market under the symbol "FIBR." On July 8, 1998, the closing price for the Common Stock was $3.4375 as reported by Nasdaq. Potential purchasers of the Shares are advised that an investment in the Shares is speculative and only those purchasers who can afford to lose their entire investment should purchase Shares. See "Risk Factors" beginning on page 10 for factors to be considered in connection with purchasing Shares.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this Prospectus is July , 1998.

     No dealer, salesperson or other person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Shares to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.




                              AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copies at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 500 West Madison Street, Chicago, Illinois 60601 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Company's Common Stock is quoted on Nasdaq, and such reports, proxy statements and other information can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C.

     The Company has filed with the Commission a registration statement on Form S-3 (copies of which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the charges prescribed by the Commission, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or any other documents are not necessarily complete and, in each such instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified by such reference.



                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following document filed by the Company with the Commission pursuant to the Exchange Act (File No. 0-15810) is hereby incorporated by reference in this Prospectus, except as otherwise superseded or modified herein:

     The Company's Annual Report on Form 10-KSB for the fiscal year ended January 31, 1998.

     The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1998.


     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus.

     Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will furnish without charge to each person including any beneficial owner, to whom this Prospectus is delivered, upon his written or oral request, a copy of any or all of the documents referred to above which have been incorporated into this Prospectus by reference (other than exhibits to such documents). Requests for such copies should be directed to:

                            OSICOM TECHNOLOGIES, INC.
                           2800 28th Street, Suite 100
                         Santa Monica, California 90405
                 Attention: Par Chadha, Chief Executive Officer
                                 (310) 581-4030

                               PROSPECTUS SUMMARY

                                   The Company

     The Company is a Santa Monica, California-based business which designs, manufactures and markets integrated networking and bandwidth aggregation products for enhancing the performance of data and telecommunications networks. The Company's products are deployed to telephone companies, Internet Service Providers and corporate/campus environments to provide transport within and access to their networks. The Company, incorporated in 1981, operates in one business segment, with primary facilities in Annapolis Junction, Maryland, Waltham, Massachusetts, Naperville, Illinois, San Diego, California, and Hong Kong. The Company's research and development activities are dedicated to developing products in three main areas:

     Dense Wavelength Division Multiplexing - The Company utilizes the unique combination of its many years of research and development in photonic networking and its parallel expertise in data communications to offer state-of-the-art products which employ dense wavelength division multiplexing ("DWDM"). A DWDM product, when connected to an optical fiber, increases that fiber's capacity to transmit information and enhance the flexibility with which that transmission is accomplished. The growth in utilization of the Internet and the rapid expansion of private networks have placed the capacity and flexibility of the world's already-laid fiber at a premium. To meet these increased demands, telephone companies and other owners of existing fiber have turned to DWDM and other technology solutions as an alternative to paying the very high cost of laying new fiber. The Company's competitors in the DWDM arena have historically designed their products for use in city-to-city or "long haul" applications, operating under the apparent assumption that this would be the only, or only significant market for DWDM products. By contrast, the Company has designed its DWDM products specifically for intra-city networks, also known as "short-haul" or "metropolitan" networks. This strategy reflects the Company's unique expectation that the need for DWDM in the "metro" arena will be significant and perhaps even greater than the need for DWDM in the "long haul" arena. The Company's DWDM technology, for which it currently has five patents pending, is designed specifically for the "metro" market. The Company's DWDM product is GigaMuxTM, a 16 channel DWDM that features transparency across the entire range of data transfer rates, from 51 Mbps to 2.5 Gbps. Even more versatile is the Company's optical add/drop DWDM. A unique time division multiplexer ("TDM") and a line of optical amplifiers round out the current product family.

     Embedded Networking Solutions - The Company has significant experience in the design and sale of chip-level products to address the networking requirements of its customers. The growth in utilization of the Internet and various private networks for business, institutional and other uses has created an opportunity for the Company to exploit this expertise. A wide variety of new devices, from printers to cameras to industrial controls and domestic appliances may now be managed or controlled over the Internet (or other networks). The manufacturers of these products must therefore design them to be network-ready or face the loss of market share to competitors whose products are network-ready. Manufacturers, however, generally lack the in-house expertise or resources to offer affordable, state-of-the-art network connectivity. The Company's newly-launched NET+ARMTM product solves this dilemma for manufacturers. NET+ARMTM is a single chip that, when designed into the manufacture of a product, makes it network-ready. This network-readiness includes facilitating Internet/intranet connectivity, network administration via a Web browser, and (for printers) embedded HTTP/HTML and e-mailprinting.

     Remote Access - A facet of growing Internet and other private network utilization has been the growth in the need for network users to "dial in" to an Internet Service Provider (ISP) in order to gain access to the Internet, or, for example, corporate users to dial into their corporate network. These connections are accepted by products generally know as "remote access" equipment. The Company has based its product offerings in this area in response to a variety of basic and perhaps under appreciated facts about the marketplace. For example, every user dialing into an ISP or network rarely does so via an identical device or connection. One user may wish to connect using an analog modem, which has one data transfer rate, while another may wish to dial in across an ISDN line, which has a different data transfer rate. The ISP orcorporate network is therefore faced with the costly (and space consuming) alternative of buying two separate devices or turning down potential connections from one or the other user. The Company's new remote access product, the IQX-200TM, accepts a variety of network connections in a single device, and thus resolves this dilemma in a cost- and space-effective manner. Another key dilemma facing ISPs and others offering network connections has been the need to match their capacity for accepting those connections with the current and future demand from users. The Company's typical competitor offers a device with a fixed or inflexible capacity for accepting concurrent connections. By contrast, the IQX-200TM is scalable from 8 to 168 connections. This scalability allows growing ISPs and networks to economically match capacity to current demand, and then grow their capacity as that demand builds over time. The Company believes that these and other features of IQX-200TM make it an attractive remote access solution.

                                Business Strategy

     Since 1993, the Company has been executing a three-phase strategic plan for growth. Phase I of the Plan, completed in the fourth quarter of fiscal 1997, called for the Company to acquire the assets it felt were necessary to compete successfully in the networking arena.

     Phase II of the Plan, which is expected to continue two to five years, calls for the Company to leverage and exploit its technology, to expand its development of new products, to further establish and leverage its strategic partnerships, and to grow its customer base and sales channels. The goal of these activities will be to further establish first-to-market footholds in selected, emerging segments of the networking market. These market segments are ones that are today characterized by relatively low levels of current competition and relatively high potentials for profitability and growth.

     The Company's strategic goal of being first-to-market in areas of high potential growth has so far been advanced in Phase II with the introduction of the new product families addressing the three market areas described above. The Company believes that GigaMux(TM) is the first DWDM product available in the market today which was designed specifically to enhance the information-carrying capacity and flexibility of fiber networks managed by the Regional Bell Operating Companies (RBOCs) and Competitive Local Exchange Carriers (CLEC's) in their short-haul, metropolitan markets. The Company believes that its Net + ARM(TM) products are the first products of their kind to offer Internet-enabled solutions addressing those vertical product markets (e.g. network printing, industrial control, etc.) where remote monitoring, memory and code density are significant requirements. The Company believes that IQX-200(TM) is the first cost-effective remote access solution whose flexibility and scalability were designed specifically for the mid-level Internet Service Provider.

     Also during Phase II, the Company forged a number of important strategic relationships which the Company expects will enhance its ability to compete in both the near-term and long-term. In the area of network systems-on-silicon, the Company entered into a relationship with Advanced RISC Machines to offer the ARM processor core. In this area, it also established strategic relationships with Adobe, Xionics and Peerless, three leading suppliers of printer controllers and imaging technology. These three firms adopted the Company's networking technology, thereby enhancing the attractiveness of the Company's Net+ARM product to their customers, the major printer original equipment manufacturers ("OEMs"). The Company also positioned itself to design and market wireless-enabled networking technologies in Asia, via its agreement with Thailand-based Asia Broadcasting and Communications Network ("ABCN"). The agreement calls for the Company to be the major provider of a variety of networking equipment supporting ABCN's planned DBS, satellite-based Digital TV and data transmission services.

     In Phase III of its Plan, the Company expects to capitalize on these and other milestones achieved in Phase II in order to compete more directly with the largest industry players in what the Company expects will then be the largest segments of the market. There are no assurances that these results will be achieved.


                       Markets For The Company's Products

     The Company's products address the growing needs for networked, high bandwidth data and voice communications. The networking industry has experienced dramatic growth since the early 1990's as corporations discovered increasing value in connecting desktop devices through local area networks. The emergence of the Internet and the cultural movement toward mobile and home computing in the early to mid-1990's further accelerated this trend, pushing annual industry growth rates above the 50% level. Today, two significant trends in the networking market are driving demand and shaping the terms of competition among suppliers:

     Convergence - As data traffic has taken on a greater importance in the overall telecommunications infrastructure, it is widely believed the next significant growth driver in the networking industry will be the integration of voice and data on a single network. This convergence - of enterprise data networks (i.e. local area networks, "LANs", and wide area networks, "WANs") and access networks (i.e., telecommunications networks and cable TV) - is hastened by recent changes in telecommunications regulation and the adoption of common standards.

     Bandwidth - The increased power of conventional applications, the proliferation of graphics intensive applications such as multimedia and video conferencing, as well as the rise of the Internet/intranets, are resulting in increased demand for solutions that enhance the speed, capacity and efficiency of existing networks.

     The Company's products address both the demand for converged solutions and the increased requirements for bandwidth in the traditional data networking, fiber optic, and system-on-silicon embedded solutions markets:

Traditional Data Networking Markets

     The market for traditional data networking equipment, consisting of LAN Switch, ATM LAN Switch, ATM WAN Switch, Remote Access, Routers, Frame Relay, Network Interface Cards and Shared Media Hubs, comprised an estimated $22.8 billion in revenues in 1997. While results varied by segment, unit/port shipments climbed an average of 55% over 1996 levels.

     Industry estimates indicate that networking sales may climb to over $36 billion in 2001, driven by the upgrading of corporate LAN/WAN networks, further investments to extend the reach of corporate networks via remote access solutions, and the continued build-out of Internet-enabled networking capabilities including remote access, network routing and WAN access.

Fiber Optic Transmission

     The market for fiber optic communications systems, comprised mainly of SONET transport, digital cross-connect and optical digital loop carrier equipment, is estimated at over $7 billion in annual worldwide sales. Since its introduction in the 1970's, optical fiber communications technology has gained widespread adoption among network operators. Transmission over optical fiber offers key advantages over electrical signals on traditional copper cabling, including: higher capacity; superior transmission distance; higher reliability; and lower maintenance costs. Initially the cost to implement fiber optic circuits and their associated opto-electronic equipment was high, but that cost has dropped significantly in recent years, leading to a broadened adoption of the technology throughout public switched telephone networks. Today, fiber networks are installed across most interexchange networks, interoffice networks, and metropolitan rings.

     To keep up with ever  increasing  traffic  levels,  brought on by increased
Internet traffic, video conferencing, mass data transfers, telemedicine, distance learning, and "plain old telephone service" ("POTS") usage, carriers are now looking to increase existing network throughput without incurring the expense of laying new fiber. To meet this need, new fiber optic markets are emerging. One such market is the market for Wave Division Multiplexing, a technique that allows network operators to make the most of their currently installed fiber networks by combining multiple signals into separate wavelengths on the same fiber. The market for WDM and higher capacity DWDM (dense wavelength division multiplexing systems that transmit eight or more wavelengths) equipment is estimated to grow from $1.6 billion in 1997 to $4.4 billion by 2001, driven by continued competitive pressure on carriers to reduce their infrastructure costs and improve network performance while supporting ever increasing traffic levels.

     The Company's DWDM products specifically address the requirements of metropolitan and interoffice networks. To date, adoption of DWDM technology has been most rapid amongst long-haul interexchange carriers, whose backbone networks concentrate an immense amount of traffic for transport between major metro areas and across the country. More recently, the market needs of local exchange carriers, the growth of business campuses, and the desire for business access rings have caused local carriers to test and install DWDM technology. As with the long-haul network, both short-haul point-to-point links and metropolitan fiber access rings today are primarily based on TDM SONET technology at the OC-48 level and below. As more bandwidth accumulates in these networks, carriers and network operators may look to DWDM to upgrade capacity without moving to higher-line-rate SONET multiplexers. According to certain scenarios, then, the market for short-haul DWDM equipment may surpass the long-haul market.

Embedded Networking Solutions

     The Company's NET+ARMTM products fall under the broad umbrella market for system-on-silicon technology, including ASIC hardware/software solutions. These solutions reduce system complexity by combining multiple hardware/software functions onto one chip. ASICs continue to gain rapid acceptance by manufacturers and designers of a wide variety of products and equipment, driven primarily by the following factors:

     Time - by combining several functions onto the same chip, ASICs minimize the processing delays inherent in sending electrical signals between chips.

     Space - in consolidating functionality at one location, ASICs free up valuable space on a sponsoring motherboard.

     Efficiency - fewer components translate to lower power consumption.

     Cost - lower production and operating costs result from all of the above.

     One recent industry study sized the market for custom logic products at $19 billion in annual revenues and forecasts compound annual growth of 19% through the year 2000. The Company's Embedded Solutions products fall within the Standard Cell, or Cell Based Integrated Circuit segment of this market. Standard Cell Solutions currently represent a $7 billion market and, according to that recent industry study, may be expected to grow 28% annually through the year 2000.

     As ASICs continue to gain acceptance, it is expected that the technology will be applied in new vertical markets where the benefits of open networking -- distributed access, scalability, low operating cost -- will become increasingly important. Future demand for ASIC solutions is expected to be particularly strong in the area of industrial measurement, control and sensing devices. As monitoring functions are increasingly performed remotely, via Internet/Ethernet network connections, ASICs are expected to emerge as cost-effective and energy efficient means for delivering network/web functionality within industrial devices. Indicative of this trend, an industry leader, Hewlett-Packard, recently integrated Ethernet-based management capabilities into a third party's industrial sensor product family. The Company's Technology Approach

     The Company believes that, as network operator needs become more sophisticated, opportunities may be available for those who are able to provide flexible, comprehensive networking solutions at attractive entry price points. The Company seeks to offer products that address four significant requirements within carrier and enterprise networks:

     Bandwidth - provisioning scaleable bandwidth within local and distributed environments remains the number one network challenge. New applications and climbing usage rates suggest bandwidth demands will continue to plague operators in the future. The Company's aggregation and transmission products support bandwidth solutions across T-1 through OC-48 environments.

     Integration - increasingly, carriers and large enterprise customers seek converged, single product solutions capable of addressing their full range of voice, data and video communications requirements. Point solutions from legacy providers may therefore no longer be sufficient. The Company's converged solutions, with multiple application profiles co-resident within the same rack, offer space and ease-of-use advantages and support cost effective migration as needs evolve.

     Intelligent Management - bandwidth alone does not reduce network complexity or increase reliability. Today's managers want a complete view of how traffic flows within their networks. The Company offers policy-based management models, creating intelligent networks that can guarantee service quality and bandwidth levels, allocate costs appropriately, and can filter, correlate and prioritize network events.

     Reduced Total Cost of Ownership - operating costs have increased as networks have grown and technologies have become more complex. Cost sensitivity is inversely proportional to size, with smaller network operators frequently overburdened by heavy up-front investments, follow-on maintenance requirements, and integration costs. The Company's products are designed to feature attractive entry price points and end-to-end product designs that meaningfully reduce total cost of ownership.

     Historically, the Company's products have fallen within traditional, distinct market segments including diversified LAN / WAN networking equipment, broadband cable and fiber optic equipment, and network print servers. Recent product introductions will meaningfully change the Company's revenue mix in fiscal year 1999 and beyond and diversify the Company's customer base to include--or include to a greater extent than in years past--competitive local exchange carriers, local exchange carriers, competitive access providers, inter-exchange carriers, corporate and college campuses, ISPs and remotely located businesses.

Forward-Looking Statements - Cautionary Statement

     When used anywhere in this Form S-3, in future filings by the Company with the Securities and Exchange Commission, in the Company's press releases and in oral statements made with the approval of an authorized executive officer of the Company, the words or phrases, "will likely result," "will continue," "are expected to," "is anticipated," "estimated," "project," or "outlook" or similar expressions made by a third party with respect to the Company) are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include the Company's plans to introduce DWDM, network management, all optical networking equipment, Gigabit Ethernet, scaleable remote access servers with broad practical support and aggregation possibilities, and the Company's plans to develop new products, expand its sales force, expand its customer base, make acquisitions, establish strategic relationships and expand within international markets. Such forward-looking statements also include the Company's expectations concerning factors affecting the markets for its products, such as demand for increased bandwidth, the migration from private to public networks, growth in corporate use of the Internet, expansion of switches between LANs, remote access for corporate networks, deregulation and increased competition, the introduction of a wide range of new communication services and technologies and growth in the domestic and international market for network access solutions.

     The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. These risks and uncertainties are described in the following section. The Company specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

                                  RISK FACTORS

     Prospective investors should carefully consider the following risk factors regarding an investment in Osicom Common Stock, in addition to the other information contained in this prospectus.

Volatility of Common Stock Prices

     There has been significant volatility in the market prices of securities of companies in the networking industry, including Osicom Common Stock. Various factors and events, including those relating specifically to Osicom, its vendors or its competitors and those relating generally to the industry, may have a significant impact on the trading price of the Osicom Common Stock.

Competition

     The markets for the products and services of the Company are intensively competitive, highly fragmented and characterized by rapidly changing technology, evolving industry standards, price competition and frequent new product introductions. A number of companies offer products that compete with one or more of the Company's products. The Company's current and prospective competitors include OEMs, product manufacturers of internet access and remote access equipment, and manufacturers of WAN servers and client access and transmission products. In the internet access and LAN access equipment market, the Company competes primarily with Cisco, 3Com, Ascend Communications, Cabletron, Bay Networks, Lucent, Cienna, Northern Telecom, Pirelli, NEC, Allatel, Siemens, IBM, Motorola, Intel and several other companies. The Company has experienced and expects to continue to experience increased competition from current and potential competitors, many of whom have substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition and larger customer based than the Company. In particular, established companies in the personal computer industry may seek to expand their product offerings by designing and selling products using competitive technology that could render the Company's products obsolete or have a material adverse effect on the Company's sales. The markets in which the Company competes currently are subject to intense competition and the Company expects additional price and product competition as other established and emerging companies enter these markets and new products and technologies are introduced. Increased competition may result from further price reductions, reduced gross margins and loss of market share, any of which could materially and adversely affect the Company's business, operating results and financial condition. There can be no assurance that the Company will be able to compete successfully against current and future competitors, or that competitive factors faced by the Company will not have a material adverse effect on the Company's business, operating results and financial condition.

New Product Development and Rapid Technological Change; Dependence on LAN and WAN Technologies

     The telecommunications and data networks industry is characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions, short product life cycles and rapidly changing customer requirements. The introduction of products embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable. The Company's future success will depend on its ability to enhance its existing products, to introduce new products to meet changing customer requirements and emerging technologies, and to demonstrate performance and cost advantages of cost-effectiveness of its products over competing products. As other technologies such as DWDM, Sonet, Gigabit Ethernet, Fiber Channel, Frame Relay, Asynchronous Transfer Mode ("ATM"), Asymmetric Digital Subscriber Line ("ASDL") and communication over copper, fiber, wireless networks or all optical networks ("AON"), are developed and gain market acceptance, the Company will be required to enhance its connectivity products, or if its current and prospective future products do not achieve widespread customer acceptance as a result of the adoption of alternative technologies, the Company's business, operating results and financial condition would be material difference and adversely affected..

     The Company has historically derived a substantial majority of its revenues from the sale of networking products. In the event that current LAN and WAN technology is modified or replaced and the Company is unable to modify its products to support new technology, or alternative technologies, or if the Company's introduction of transmission and system-on-silicon products is unsuccessful, the Company's business, operating results and financial condition could be materially and adversely affected. The Company has in the past and may in the future experience delays in developing and marketing product enhancements or new products that respond to technological change, evolving industry standards and changing customer requirements; that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products or product enhancements, or that its new products and product enhancements will adequately meet the requirements of the marketplace and achieve any significant degree of market acceptance. Failure of the Company, for technological or other reasons, to develop and introduce new products and product enhancements in a timely manner and cost-effective manner would have a material adverse effect on the Company's business, operating results and financial condition. In addition, the future introductions or even announcement of products by the Company or one of its competitors embodying new technologies or changes in industry standards or customer requirements could render the Company's then-existing product obsolete or unmarketable. There can be no assurance that the introduction or announcement of new product offerings by the Company or one or more of its competitors will not cause customers to defer purchase of existing Company products. Such deferment of purchases could have a material adverse effect on the Company's business, operating results and financial condition.

     Complex products such as those offered by the Company may contain undetected or unresolved defects when first introduced or as new versions are released. While the Company has not experienced any material errors in the past, the occurrence of such errors in the future could, and the inability to correct such errors would, result in the loss of market share, the delay or loss of market acceptance of the Company's products, material warranty expense, diversion of engineering and other resources from the Company's product development efforts, the loss of credibility with the Company's customers or product recall. Any of such occurrences could have a material adverse effect upon the Company's business, operating results or financial condition.

Dependence on Contract Manufacturers and Limited Source Suppliers

     Though the Company manufactures many of its own products, it also materially relies upon independent contractors to manufacture to specification certain of its other components, subassemblies, systems and products. The Company also relies upon limited-source suppliers for a number of components used in the Company's products, including certain key microprocessors, lasers, optical filters and other components. There can be no assurance that these independent contractors and suppliers will be able to meet the Company's future requirements for manufactured products, components and subassemblies in a timely fashion. The Company generally purchases limited-source components pursuant to purchase orders and has no guaranteed supply arrangements with these suppliers. In addition, the availability of many of these components to the Company is dependent in part by the Company's ability to provide its suppliers with accurate forecasts of its future requirements.

     The Company believes there are alternative suppliers of alternative components for all of the components contained in its products. However, any extended interruption in the supply of any of the key components currently obtained from a limited source would disrupt its operations and have a material adverse effect on the Company's business, operating results and financial condition.

Dependence on Proprietary Rights and Technology

     The Company's ability to compete is dependent in part on its propriety rights and technology. The Company relies primarily on a combination of patent, copyright and trademark laws, trade secrets, confidentiality procedures and contract provisions to protect its proprietary rights. The Company generally enters into confidentiality agreements with its employees, and sometimes with its customers and potential customers and limits access to the distribution of its software, hardware designs, documentation and other proprietary information. There can be no assurance that the steps taken by the Company in this regard will be adequate to prevent the misappropriation of its technology. Furthermore, though the Company has been issued patents, there can be no assurance that the patent application process will be beneficial to the Company. While the Company has filed various patent applications and will file additional applications in the future, such applications may be denied. Any patents, once issued, may be circumvented by competitors of the Company. Furthermore, there can be no assurance that others will not develop technologies that are superior to the Company's. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. In addition, the laws of some foreign countries do not protect the Company's proprietary rights as fully as do the laws of the United States. There can be no assurance that the Company's means of protecting its proprietary rights in the United
States or abroad will be adequate or that competing companies will not independently develop similar technology.

Dependence on Key Personnel

     The Company's business and prospects depend to significant degree upon the continuing contributions of its key personnel. The Company does not have employment contracts with most of its key personnel and does not maintain any key person life insurance policies. The loss of key management or technical personnel could materially and adversely affect the Company's business, operating results and financial condition. The Company believes that is prospects depend in large part upon its ability to attract and retain highly-skilled engineering, managerial, sales, marketing and administrative personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting and retaining such personnel. Failure to attract and retain key personnel could have a material adverse effect on the Company's business, operating results and financial condition.

Compliance and Regulations and Evolving Industry Standards

     The market the Company's products is characterized by the need to meet a significant number of communications regulations and industry standards, some of which are evolving as new technologies are deployed. In the United States, the Company's products must comply with various regulations defined by the Federal Communications Commission and standards established Underwriters Laboratories and Bell Communications Research for some public carrier services. Some of the Company's products do not comply with current industry standards, and this noncompliance must be addressed in the design of those products. Standards for new services and network management are still evolving. The Company is a member of several standards committees in order that the Company may participate in the development of standards for emerging technologies. However, as the standards evolve, the Company will be required to modify its products or develop and support new versions of its products. The failure of the Company's products to comply or delays in compliance, with the various existing and evolving industry standards could delay introduction of the Company's products, which could materially and adversely affect the Company's business, operating results and financial condition.

     Government regulatory policies are likely to continue to have a major impact on the pricing of existing as well as new public network services and therefore are expected to affect demand for such services and the telecommunications products that support such services. Tariff rates, whether determined by network service providers or in respondent regulatory directives, may affect the cost-effectiveness of deploying communication services. Such policies also affect the demand for telecommunications equipment, including the Company's current and planned products.

     In foreign countries, the Company's products are subject to a wide variety of governmental review and certification requirements. Any future inability to obtain on a timely basis foreign regulatory approvals could materially and adversely affect the Company's business, operating results and financial condition.

Potential Fluctuations in Operating Results

     The Company's revenue and operating results could fluctuate substantially from quarter to quarter and from year to year. This could result from any one or a combination of factors such as the cancellation or postponement of orders, the timing and amount of significant orders from the Company's largest customers, and the Company's success in developing, introducing and shipping product enhancements and new products, the product mix sold by the Company, new product introductions by competitors, pricing actions by the Company or its competitors, the timing of delivery and availability of components from suppliers, changes in material costs and general economic conditions.

     The Company's backlog at the beginning of each quarter typically is not sufficient to achieve expected sales for the quarter. To achieve its sales objective the Company is dependent upon obtaining orders during each quarter for shipment that quarter. Furthermore, the Company's agreements with its customers typically provide that they may change delivery schedules and cancel orders within specified time frames, typically 30 days or more prior to the scheduled shipment date, without significant penalty. The Company's customers have in the past built, and may in the future build, significant inventory in order to facilitate more repaid deployment of anticipated major projects for other reasons. Decisions by such customers to reduce their inventory levels have led and could lead to reductions in purchases from the Company. These reductions, in turn, have and could cause fluctuations in the Company's operating results and have had and could have an adverse effect on the Company's business, financial condition and results of operations in periods in which the inventory is reduced.

     Delays or lost sales have and can be caused by other factors beyond the Company's control, including late deliveries by vendors of components, changes in implementation priorities, slower than anticipated growth in demand for the services that the Company's products support and delays in obtaining regulatory approvals for new services. Delays and lost sales have occurred in the past and may occur in the future. Operating results in recent periods have been adversely affected by delays in receipt of significant purchase orders from customers. In addition, the Company has in the past experienced delays as a result of the need to modify its products to comply with unique customer specifications. These and similar delays or lost sales could materially and adversely affect the Company's business, operating results and financial condition.

     The Company's industry is characterized by declining prices of existing products, therefore continual improvements of manufacturing efficiencies and introduction of new products and enhancements to existing products are required to maintain gross margins. In response to customer demands or competitive pressures, or to pursue new product or market opportunities. The Company may take certain pricing or marketing actions, such as price reductions, volume discounts, or provisions of services at below market rates. These actions could materially and adversely affect the Company's business, operating results and financial condition.

Management of Growth

     The Company has experienced significant growth through acquisitions as well as internal growth. This growth has placed a significant strain on the Company's financial and management personnel and information systems and controls, and the Company must implement new and enhance existing financial and management information systems and controls and must add and train personnel to operate such systems effectively. The Company's intention to continue to pursue its growth strategy through efforts to increase sales of existing products and new products can be expected to place event greater pressure on the Company's existing personnel and compound the need for increased personnel, expanded information systems, and additional financial and administrative control procedures. There can be no assurance that the Company will be able to successfully manage expanding operations.

     The future near-term success of the Company will depend upon achieving harmonious relations among key employees, continuing to combine operations to realize efficiencies in manufacturing, marketing and sales, and implementing product strategies which allow the benefits of research and development advances in individual subsidiaries to be utilized throughout the Company as a whole. The Company's ability to achieve these objectives will materially affect its business, prospects and financial condition.

Recent Acquisitions and Potential Future Acquisitions

     As described more fully in Note A to the Consolidated Financial Statements contained in the Company's annual report on Form 10-KSB for the year ended January 31, 1998 the Company has made several major acquisitions during the two years ended January 31, 1997. The Company has incurred significant charges for purchased technologies, restructuring, and valuation allowances in connection with the assets acquired in these acquisitions. There can be no assurance that any future acquisitions will not result in similar charges.

     The Company's strategy is to review acquisition prospects that would complement the Company's existing products, augment its market coverage and distribution ability or enhance its technological capabilities. While the Company has no current agreements or negotiations underway with respect to any new acquisitions, the Company may acquire additional businesses, products or technologies in the future. Future acquisitions by the Company could result in charges similar to those incurred in connection with prior acquisitions, issuance of potentially dilutive equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets, any of which could materially and adversely affect the Company's business, results of operations, financial condition, and the price of the Company's common stock. Acquisitions entail numerous risks, including the assimilation of the acquired operations, technologies and products, diversion of management's attention to other business concerns, risks of entering markets in which the Company has no or limited prior experience and potential loss of key employees of acquired organizations. There can be no assurance as to the ability of the Company to successfully integrate the products, technologies or personnel of any business that may be acquired in the future, and the failure of the Company to do so could have a material and adverse effect on the Company's business, financial condition and results of operations.

Shares Eligible for Future Sale; Potential Dilution

     No prediction can be made as to the effect, if any, that future sales of common stock by the Company, or the availability of common stock for future sales, will have on the market price of common stock prevailing from time to time. Sales of a substantial number of shares of common stock in the public market could adversely affect the market price for the Company's common stock and reported earnings per share. A substantial number of Shares are or will be issuable by the Company upon the conversion of the Series C Preferred Stock. Such issuances could result in dilution of a shareholder's percentage ownership interest in the Company and could adversely affect the market price of the Common Stock. Under the applicable conversion formulas of the Series C Preferred Stock, the number of Shares issuable upon conversion is inversely proportional to the market price of the Common Stock at the time of conversion. See "Selling Shareholders - Note 2".

                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

     The Shares are being registered pursuant to registration rights obligations the Company has to Marshall Capital Management, Inc. and CC Investments, LDC pursuant to a Securities Purchase Agreement with the Company dated as of April 30, 1998. Other than the Shares offered hereby, neither of the Selling Shareholders holds more than one (1%) percent or more of the Company's common stock nor have the Selling Shareholders ever held any position or office with the Company.

     The Shares held by such Selling Shareholders are being registered due to contractual arrangements between the Company and such holders. The Company has been advised that such Selling Shareholders intend to sell such Shares at unspecified times on a delayed or continuous basis depending upon, among other things, favorable market conditions.

     The following table sets forth certain information with respect to the beneficial ownership of the Shares by the Selling Shareholders.


                                       Beneficial             Beneficial
                                       Ownership              Number of                Ownership
                                      of Shares of            Shares of               of Shares of
Name of Selling                      Common Stock            Common Stock             Common Stock
   Shareholder                     Prior to Offering2       to be Offered2           After Offering


Marshall Capital
 Management, Inc.1                   2,208,899               2,208,899                    0

CC Investments, LDC1                 2,208,899               2,208,899                    0
----------------------


     1 Includes estimated number of shares issuable pursuant to contract conversion prices. The number of shares of Common Stock shown as beneficially owned for purposes of this table are stated at 140% of the currently estimated shares issuable upon conversion, however, the actual number of such shares may be lesser or greater than the indicated amount as a result of the application of the floating conversion price to be calculated in accordance with the terms of the Series C Preferred Stock in effect on the date of conversion thereof.

     2 Except under certain limited circumstances, no holder of Series C Preferred Stock is entitled to convert such securities to the extent that the shares of Common Stock to be received by such holder upon such conversion would caused such holder to beneficially own more than 4.9% of the number of outstanding shares of Common Stock. Therefore, the number of Shares set forth herein and which a Selling Shareholder may sell pursuant to this prospectus may exceed the number of shares of Common Stock such Selling Shareholder would otherwise beneficially own as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended.



                              PLAN OF DISTRIBUTION

     The Selling Shareholders have advised the Company that there are presently no underwriting arrangements with respect to the sale of the Shares, however, such arrangements may exist in the future. The Selling Shareholders, or their pledges, donees transfers or other successors in interest, may choose to sell all or a portion of the Shares from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or at negotiated prices. The Shares may also be sold by one or more of the following methods, without limitation: (a) block trades in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker and dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions (which may include long or short sales) and transactions in which the broker solicits purchases; (d) "at the market" to or through market makers and into an existing market for the Shares; (e) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
(f) through transactions in options, swaps or other derivatives (including transactions with broker-dealers or other financial institutions that require the delivery by such broker-dealers or institutions of the Shares, which Shares may be resold thereafter pursuant to this Prospectus); or (g) any combination of the foregoing, or by any other legally available means. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Such broker or dealers may receive commissions or discounts from Selling Shareholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the 1933 Act in connection with such sales.


                                 INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as express in the Act and will be governed by the final adjudication of such issue.


                                  LEGAL MATTERS

     The legality of the Shares offered by this Prospectus has been passed upon by Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP, Woodbridge, New Jersey.


                                     EXPERTS

     The financial statements incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP and Arthur Anderson & Co., independent certified public accountants, to the extent and for the periods set forth in their reports incorporated herein in reliance upon such report given upon the authority of said firms as experts in auditing and accounting.

No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication there has not been any change in the affairs of the Company since the date hereof.


                            OSICOM TECHNOLOGIES, INC.


                        4,417,798 Shares of Common Stock



                                   PROSPECTUS

                                                    PAGE
Available Information                                2
Incorporation of Certain Information by Reference    2
Prospectus Summary                                   6             July   , 1998
Risk Factors                                        10
The Offering                                        16
Use of Proceeds                                     16
Selling Shareholders                                16
Plan of Distribution                                17
Indemnification                                     18
Legal Matters                                       18
Experts                                             18

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 14. Other Expenses of Issuance and Distribution.

     The registrant estimates expenses in connection with the offering described in this Registration Statement will be as follows:

Item                                                              Amount

Securities and Exchange Commission Registration Fee           $    4,479.92
Printing and Engraving Expenses                                    1,000.00
Accountants' Fees and Expenses                                     3,800.00
Legal Fees and Expenses                                           34,000.00
NASDAQ Listing Fees                                                7,500.00
Placement Agent's Fees and Expenses                              529,782.41
Miscellaneous                                                        437.67
                                                               --------------

              Total                                             $581,000.00



     Item 15. Indemnification of Directors and Officers.

     The description set forth under the caption "Indemnification of Directors and Officers" in the Company's Registration Statement on Form S-4, filed September 6, 1996, No. 33-10667, is incorporated herein by reference.

     Item 16. Exhibits.

    Exhibit Number         Description of Document

     2.ab Stock Purchase  Agreement  dated as of June 1, 1996 between Osicom and
          BWAI (A).

     3.1 Restated Certificate of Incorporation dated June 14, 1988 (B).

     3.2 Amended and Restated  By-Laws of the  Registrant,  dated April 13, 1988
         (C).

     3.3 Series A Preferred Stock Certificate of Designation (D).

     3.4 Series B Preferred Stock Certificate of Designation (A).

     3.5 Series C Preferred Stock Certificate of Designation (A).

     3.6 Series D Preferred Stock Certificate of Designation (E).

     3.7 Series E Preferred Stock Certificate of Designation (F). 3.8 Series B Preferred Stock Certificate of Designation (F).

     3.9 Certificate of Amendment to the Certificate of Incorporation dated January 16, 1998 (G).

     3.10 Amendment to the By-Laws dated January 30, 1998 (G).

     3.11 Amended Certificate of Designation of Series C Convertible Preferred Stock (H).

     4.1 Stock Option Agreement by and between the Registrant and United Jersey Bank dated as of February 28, 1991 (C).

     4.2 Incentive Stock Option Plan, as amended (I).

     4.3 1988 Stock Option Plan (J).

     4.4 1997 Incentive and Non-Qualified Stock Option Plan (K).

     4.5 1997 Directors Stock Option Plan (K).

     5. Opinion of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP - Page 25.

     10.1 Line of Credit Agreement with Coast Business Credit dated May 28, 1995 and Modification dated January 1996 (L).

     10.2 Acquisition  Agreement of Dynair Electronics,  Inc. dated June 8, 1995
          (L).

     10.3 Acquisition Agreement of Rockwell Network Systems, Inc. dated January 31, 1996 (L).

     10.4 Acquisition Agreement of Digital Products, Inc. - US (M).

     10.5 Acquisition Agreement of Cray Communications, Inc.(N).

     10.6 Share Purchase Agreement of Asia Broadcasting and Communications Network, Ltd. dated as of March 20, 1997 (O).

     10.7 Cooperation  and  Supply   Agreement  with  Asia   Broadcasting  and
          Communications Network, Ltd. dated as of March 20, 1997 (O).

     10.8 Securities Purchase Agreement dated as of April 30, 1998 (H).

     21. Subsidiaries of the Registrant (G).

     23.1 Consent of BDO Seidman LLP - Page 26.

     23.2 Consent of Arthur Andersen & Co., L.L.P.- Page 27.

     23.3 Consent of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP (included in opinion filed as Exhibit 5).


The foregoing are incorporated by reference from the Registrant's filings indicated:

     (A)ab Form S-4 dated September 6, 1996 (B)ab Form 10QSB for quarter ended April 30, 1996 (C)ab Form 10K for year ended January 31, 1993 (D)ab Form 10K/A for year ended January 31, 1994 (E)ab Form S-3 dated February 25, 1997 (F)ab Form 10-KSB for year ended January 31, 1997 (G)ab Form 10-KSB for year ended January 31, 1998 (H)ab Form 8-K dated May 14, 1998 (I)ab Proxy Statement dated August 18, 1989 (J)ab Proxy Statement dated May 13, 1988 (K)ab Proxy Statement dated November 21, 1997 (L)ab Form10-KSB for year ended January 31, 1996 (M)ab Form 8-K dated September 12, 1996 (N)ab Form 8-K dated September 23, 1996 (O) Form 8-K dated April 10, 1997


     Item 17. Undertakings.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as express in the Act and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes:

     (1)ab To file, during any period in which offers or sales are being made of
the  securities   registered   hereby,  a   post-effective   amendment  to  this
Registration Statement:

     (i)ab To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii)ab To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (iii)ab To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


provided however that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2)ab That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)ab To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on the 13th day of July, 1998.

                                                       OSICOM TECHNOLOGIES, INC.

                                                    By:/s/ Par Chadha
                                                       ------------------------
                                                       Par Chadha,
                                                       Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated:


Signature  Title                            Date


/s/ Par Chadha                              Chief Executive               July 13, 1998
---------------------                       Officer, Director
PAR CHADHA


/s/ Humbert Powell                          Director                      July 13, 1998
---------------------------
HUMBERT POWELL


/s/ Xin Cheng, Ph.D.                        Director                      July 13, 1998
--------------------------
XIN CHENG, Ph.D


/s/ Leonard Hecht
--------------------------                  Director                      July 13, 1998
LEONARD HECHT


/s/ Renn Zaphiropoulos                      Director                      July 13, 1998
-----------------------------------
RENN ZAPHIROPOULOS


                                    Exhibit 5
                Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP
                           Metro Corporate Campus One
                                  P.O. Box 5600
                            Woodbridge, NJ 07095-0988


                                  July 13, 1998

Osicom Technologies, Inc.
2800 28th Street, Suite 100
Santa Monica, California 90405

                          Re: Osicom Technologies, Inc.

Gentlemen:

     We have acted as counsel to Osicom Technologies, Inc., a New Jersey Corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-3 (Registration No. 333- ), covering the registration of 4,417,798 shares of common stock, par value $.10 per share ("Common Stock"). We have been asked to issue an opinion as to whether the Common Stock being registered will, when sold, be legally issued, fully paid, non-assessable, and binding obligations of the Company.

     As counsel to the Company, we have examined the Certificate of Incorporation and By-Laws, as amended to date, and other corporate records of the Company and have made such other investigations as we have deemed necessary in connection with the opinion hereinafter set forth. We have relied, to the extent we deem such reliance proper, upon certain factual representations of officers and directors of the Company given in certificates, in answer to our written inquiries and otherwise, and, although we have not independently verified all of the facts contained therein, nothing has come to our attention that would cause us to believe that any of the statements contained therein are untrue or misleading.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us. We have assumed that the corporate records of the Company furnished to us constitute all of the existing corporate records of the Company and include all corporate proceedings taken by it.

     Based solely upon and subject to the foregoing, we are of the opinion that the shares of Common Stock are duly authorized, issued and full paid and non-assessable, and the issuance of such shares by the Company is not subject to any preemptive or similar rights.

     We hereby consent to the filing of this opinion as an Exhibit to the aforesaid Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                                      Very truly yours,

                                                      Greenbaum, Rowe, Smith,
                                                      Ravin, Davis & Himmel LLP

                                  Exhibit 23.1

                                BDO Seidman, LLP
                      1900 Avenue of the Stars, 11th Floor
                              Los Angeles, CA 90067

               Consent of Independent Certified Public Accountants



Osicom Technologies, Inc.
Santa Monica, California


     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 5, 1998, accompanying the financial statements of Osicom Technologies, Inc. (the "Company") as of January 31, 1998 and 1997, and for each of the years then ended, as included in the Company's Annual Report on Form 10-KSB for the year ended January 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus which is part of such Registration Statement.



                                                      BDO SEIDMAN, LLP




Los Angeles, California
July 13, 1998

                                  Exhibit 23.2


                              ARTHUR ANDERSEN & CO.
                          Certified Public Accountants
                              25/F., Wing On Centre
                           111 Connaught Road Central
                                    Hong Kong


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     We consent to the incorporation by reference of our report dated March 4, 1998, relating to the financial statements of Uni Precision Industrial Limited, appearing in Form 10-KSB for the year ended January 31, 1998 and 1997, on the financial statements of Osicom Technologies, Inc. in the Registration Statement on Form S-3 for Osicom Technologies, Inc. and to the reference to us under the heading as "Experts" in the Prospectus which is part of such Registration Statement.


                                                 ARTHUR ANDERSEN & CO.
                                                 Independent Public Accountants
July 13, 1998